UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 18, 2004




                        Pioneer Natural Resources Company
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          Delaware                    1-13245                75-2702753
----------------------------        ------------        -------------------
(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)        Identification No.)



5205 N. O'Connor Blvd., Suite 900, Irving, Texas                75039
------------------------------------------------             ----------
   (Address of principal executive offices)                  (Zip Code)


                                 (972) 444-9001
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
| | Soliciting  material pursuant to Rule 14a-12 under the  Exchange Act (17 CFR
    240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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                        PIONEER NATURAL RESOURCES COMPANY

                                TABLE OF CONTENTS


                                                                         Page

Item 5.02.  Departure of Directors or Principal Officers; Election
            of Directors; Appointment of Principal Officer.............    3

Item 9.01.  Financial Statements and Exhibits

            (c)   Exhibits.............................................    3

Signature..............................................................    4

Exhibit Index..........................................................    5



                                       2






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                        PIONEER NATURAL RESOURCES COMPANY

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On November 18, 2004, Pioneer Natural Resources Company (the "Company") issued a news release that is attached hereto as exhibit 99.1. In the news release, the Company announced that (i) Timothy L. Dove has been named President and Chief Operating Officer, (ii) Richard P. Dealy has been named Executive Vice President and Chief Financial Officer and (iii) Darin G. Holderness has agreed to join the Company as Vice President and Chief Accounting Officer.

     Mr. Dove was formerly the Company's Executive Vice President and Chief Financial Officer. The information required by Items 401(b), (d) and (e) of Regulation S-K for Mr. Dove was previously reported in the Company's Definitive Proxy Statement on Schedule 14A, File No. 1-13245, which was filed with the Securities and Exchange Commission on April 2, 2004. During 2004, there were no material transactions between the Company and Mr. Dove pursuant to Item 404(a) of Regulation S-K.

     Mr. Dealy was formerly the Company's Vice President and Chief Accounting Officer. He is 38 years of age. The description of Mr. Dealy's positions and offices and term of office with the Company and his business experience during the past five years is described in the attached news release attached hereto as exhibit 99.1. There were no arrangements or understanding between Mr. Dealy and the Company pursuant to which he was selected as an officer. There are no family relationships between Mr. Dealy and any director or executive officer of the Company or Mr. Holderness. During 2004, there were no material transactions between the Company and Mr. Dealy pursuant to Item 404(a) of Regulation S-K.

     Mr. Holderness is 41 years of age. The description of Mr. Holderness' business experience during the past five years is described in the attached news release attached hereto as exhibit 99.1. There were no arrangements or understanding between Mr. Holderness and the Company pursuant to which he was selected as an officer. There are no family relationships between Mr. Holderness and any director or executive officer of the Company. During 2004, there were no material transactions between the Company and Mr. Holderness pursuant to Item 404(a) of Regulation S-K.

     The Company has entered into severance agreements with Messrs. Dove and Dealy and will enter into a similar agreement with Mr. Holderness upon employment. Either the Company or the officer may terminate the officer's employment under the severance agreement at any time. The Company must pay the officer an amount equal to one year's base salary if the officer's employment is terminated because of death, disability or normal retirement. The Company must pay the officer an amount equal to one year's base salary and continue health insurance for the officer's family for one year if the Company terminates the officer's employment without cause or if the officer terminates employment for good reason, which is when reductions in the officer's base annual salary exceed specified limits or when the officer's responsibilities have been significantly reduced. If within one year after a change in control of the Company, the Company terminates the officer without cause, or if the officer terminates employment for good reason, the Company must pay the officer an amount equal to
2.99 times the sum of the officer's base salary plus the greater of target bonus for the current year or actual bonus for the previous year and continue health insurance for one year for Messrs. Dealy and Holderness and their respective families and for Mr. Dove and his family until he is eligible for Medicare. If the officer terminates employment with the Company without reason between six months and one year after a change in control, or at any time within one year after a change in control if the officer is required to move, then the Company must pay the officer one year's base salary and continue health insurance for the officer's family for one year. Officers are also entitled to additional payments for certain tax liabilities that may apply to severance payments following a change in control.

Item 9.01.   Financial Statements and Exhibits

       (c)   Exhibits

             99.1     News Release dated November 18, 2004.


                                       3





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                        PIONEER NATURAL RESOURCES COMPANY

                                S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PIONEER NATURAL RESOURCES COMPANY




Date:  November 23, 2004        By:    /s/ Richard P. Dealy
                                     ------------------------------------------
                                     Richard P. Dealy
                                     Executive Vice President
                                     and Chief Financial Officer


                                       4






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                        PIONEER NATURAL RESOURCES COMPANY

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

   99.1(a)          News Release dated November 18, 2004.


-------------
(a) filed herewith



                                       5






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